Registration No. 333-195622

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
(Post-Effective Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SONOCO PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)

South Carolina	57-0248420
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One North Second Street, Hartsville, South Carolina 29550
(Address of principal executive offices and zip code)

SONOCO PRODUCTS COMPANY
Sonoco Products Company 2014 Long-Term Incentive Plan
 (Full title of the plan)

Barry L. Saunders
Senior Vice President and
Chief Financial Officer
Sonoco Products Company
One North Second Street
Hartsville, South Carolina 29550
(Name and address of agent for service)

(843) 383-7000
(Telephone number, including
area code, of agent for service)
Copies to: Suzanne Hulst Clawson, Esquire George S. King, Jr., Esquire Haynsworth Sinkler Boyd, P.A. 1201 Main Street, Suite 2200 Columbia, South Carolina 29201 (803) 779-3080

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer      ☒                                                                                                 Accelerated filer  ☐
Non-accelerated filer        ☐   (Do not check if a smaller reporting company)                                 Smaller reporting company  ☐

INTRODUCTION

This Post-Effective Amendment No. 1 to Registration Statement  No. 333-195622  on Form S-8 is being filed for the purpose of removing from registration  any securities that have been registered for issuance but remain unsold under the Sonoco Products Company 2014 Long-Term Incentive Plan (the “Plan”), as well as  the indeterminate number of shares originally registered for issuance to prevent dilution in the event of stock splits, stock dividends or similar transactions with respect to shares acquired pursuant to the terms of the Plan.  This Post-Effective Amendment No. 1 is being filed pursuant to the undertaking in Part II, Item 9(3) of the Registration Statement because, effective August 12, 2015,  the Registrant has terminated  the offering of securities pursuant to the Plan.

TERMINATION OF REGISTRATION

Based on the foregoing Explanatory Note, the Registrant is, therefore, filing this Post-Effective Amendment No. 1 to Registration Statement  No. 333-195622 on Form S-8 to deregister all of the shares of Sonoco Products Company Common Stock that remained available for issuance under the Plan, but unsold, upon termination of the offering on August 12, 2015, as well as  the indeterminate number of shares originally registered for issuance to prevent dilution in the event of stock splits, stock dividends or similar transactions with respect to shares acquired pursuant to the terms of the Plan.

SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartsville, State of South Carolina on August 21, 2015.

Sonoco Products Company By: s/M. Jack Sanders M. Jack Sanders President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on August 21, 2015.

Sonoco Products Company By: s/Barry L. Saunders Barry L. Saunders Senior Vice President and Chief Financial Officer
(principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on August 21, 2015.

s/M. Jack Sanders	President, Chief Executive Officer and Director
M. Jack Sanders
Executive Chairman
Harris E. DeLoach, Jr.
Director
Harry A. Cockrell
s/Pamela L. Davies	Director
Pamela L. Davies
s/John R. Haley	Director
John R. Haley
s/Richard G. Kyle	Director
Richard G. Kyle
s/Edgar H. Lawton, III	Director
Edgar H. Lawton, III
Director
John E. Linville
s/Blythe J. McGarvie	Director
Blythe J. McGarvie
s/James M. Micali	Director
James. M. Micali
s/Sundaram Nagarajan	Director
Sundaram Nagarajan
s/ Marc D. Oken	Director
Marc D. Oken
Director
Thomas E. Whiddon

3